Exhibit 99.2

PLANAR SYSTEMS, INC.

RESTRICTED STOCK AWARD AGREEMENT

TO: Scott Hildebrandt	Date of Grant: November 22, 2005

We are pleased to inform you that the Board of Directors (the “Board”) of the Planar Systems, Inc. (the “Company”) has awarded you fifty-five thousand (55,000) shares (the “Shares”) of the Company’s common stock. This award (the “Award”) is subject to the following terms and conditions.

VESTING. Except as otherwise provided by your Letter Agreement with the Company dated November 22, 2005 (the “Letter Agreement”), the Shares will vest and become deliverable to you as follows: five thousand (5,000) of the Shares shall vest immediately; twenty-five thousand (25,000) of the Shares shall vest on a four year schedule, with 6,250 Shares vesting on November 22, 2006 and 6.25 % of the remaining 18,750 Shares vesting on the last day of each fiscal quarter of the Company, beginning with the quarter ending December 29, 2006; twelve thousand five hundred (12,500) of the Shares shall vest upon achievement of the “$11 Stock Price Target” (as defined below); and the remaining twelve thousand five hundred (12,500) of the Shares shall vest upon achievement of the “$13 Stock Price Target” (as defined below). The “$11 Stock Price Target” means the average daily closing price of the Company’s common stock on the NASDAQ Stock Market over any thirty (30) consecutive trading day period exceeds $11. The “$13 Stock Price Target” means the average daily closing price of the Company’s common stock on the NASDAQ Stock Market over any thirty (30) consecutive trading day period exceeds $13. The respective Stock Price Target shall be deemed to have been achieved if (i) there has been a Change in Control (as defined in the Letter Agreement) transaction (while you are employed by the Company or within 90 days after your employment is terminated by the Company without Cause (as defined in the Letter Agreement) or by you for Good Reason (as defined in the Letter Agreement)) in which shareholders of the Company receive per-share proceeds having a value in excess of the target amount or (ii) you are terminated by the Company without Cause or you terminate your employment for Good Reason and the Stock Price Target has been achieved with respect to the fifteen (15) consecutive trading day period immediately preceding the date the Notice of Termination (as defined in the Letter Agreement) is provided. Subject to the terms of this Section 1, any unvested Shares shall be forfeited upon the earlier of termination of employment or three (3) years from the date of grant. In the event that there is a Change in Control within 90 days after your employment is terminated by the Company without Cause or by you for Good Reason and the Target Price is deemed satisfied by the terms of this Section 1 but the Shares were forfeited to the Company upon your employment termination pursuant to the terms of this Section 1 (because the Change in Control had not occurred at the time of employment termination), the Company shall pay you the value of the forfeited Shares based on the per-share proceeds payable to the shareholders of the Company.

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The Shares subject to this Agreement may not be sold, assigned, transferred, pledged or otherwise encumbered until the Shares are vested and delivered to you. After the Shares are vested and delivered to you, you shall become the owner of the Shares free of all restrictions otherwise imposed by this Agreement.

Notwithstanding any other provision of this Agreement, the Compensation Committee of the Board of Directors (the “Committee”) may at any time, in its sole discretion, accelerate the date of vesting and delivery of all or a portion of the Shares subject to this Award.

DIVIDENDS AND VOTING RIGHTS. You will be entitled to receive any dividends paid with respect to the Shares that become payable before the Shares have vested and been delivered to you; provided, however, that no dividends shall be payable to you with respect to record dates occurring prior to the Date of Grant, or with respect to record dates occurring on or after your Date of Termination (as defined below). You will be entitled to vote the Shares before the Shares have vested and been delivered to you to the same extent as would have been applicable to you if you were then vested in the Shares; provided, however, that you will not be entitled to vote the Shares with respect to record dates for such voting rights arising prior to the Date of Grant, or with respect to record dates occurring on or after your Date of Termination (as defined below).

DEPOSIT OF SHARES. Each certificate issued in respect to the Shares granted under this Agreement shall be registered in your name and shall be held by the Treasurer of the Company until vested and delivered to you pursuant to the terms of this Agreement. This Award is conditioned upon your execution of a blank stock power for the Shares. Upon vesting of all or a portion of the Shares, the Company shall deliver the vested Shares to you as promptly as practical.

WITHHOLDING TAXES. As a condition to the delivery of the Shares, you must make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the vesting and delivery of the Shares. At your request, the Company shall withhold such number of Shares as instructed by you to satisfy up to all of your anticipated tax liability arising in connection with the vesting of the Shares. The calculation of your anticipated tax liability shall be made by the Company, and the withheld Shares shall be valued at the most recent closing price of the Common Stock.

TERMINATION. If your employment with the Company terminates for any reason, including death or disability (the “Date of Termination”), then, notwithstanding the vesting schedule set forth above, this Award shall immediately expire and no additional Shares shall be vested or delivered to you pursuant to this Award and you shall forfeit all Shares that are not vested before the Date of Termination. Your Date of Termination for purposes of this Agreement shall be determined by the Committee, which determination shall be final.

TRANSFERABILITY OF AWARD. This Award and the rights and privileges conferred hereby may not be sold, transferred, assigned, pledged, encumbered or hypothecated in any manner (whether by operation of law or otherwise) and any such attempted action shall be null and void. The terms of this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns. Notwithstanding the foregoing, to the extent permitted by

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applicable law and regulation, the Company, in its sole discretion, may permit you to transfer this Award and the rights and privileges conferred hereby.

CONTINUATION OF RELATIONSHIP. Nothing in this Award will confer upon you any right to continue in the employ or other relationship of the Company, or to interfere in any way with the right of the Company to terminate your employment or other relationship with the Company at any time.

DETERMINATION OF COMMITTEE TO BE FINAL. The administration of this Award and all determinations referred to herein or otherwise will be made by the Committee, and such determinations will be final, binding and conclusive.

INVESTMENT INTENT. You represent and warrant to the Company that you are acquiring the Shares for your own account and investment and not with a view to, or for sale in connection with, any distribution.

RESTRICTED SECURITIES; LEGEND. You understand that the Shares have not been registered under the Securities Act of 1933 in reliance upon an exemption from registration. Such exemption depends upon, among other things, the bona fide nature of your investment intent stated in this Agreement. You understand that the Shares must be held indefinitely, unless the Shares subsequently are registered under the Securities Act of 1933 or unless an exemption from registration is otherwise available. You agree that the Shares may not be offered, sold, transferred, pledged, or otherwise disposed of in the absence of an effective registration statement under the Securities Act of 1933 and applicable state securities laws or an opinion of counsel acceptable to the Company that such registration is not required. You understand that the certificate(s) representing the Shares will be imprinted with substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE HOLDER (CONCURRED IN BY LEGAL COUNSEL FOR THE CORPORATION) THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTION.

3 – RESTRICTED STOCK AWARD AGREEMENT

Notwithstanding the foregoing, if any of the Shares vested pursuant to the terms of this Agreement or the Letter Agreement less than one year before the effective date of the termination of your employment, the Company shall use its best efforts to promptly register for resale such Shares under the Securities Act of 1933.

Please execute the Agreement in the space below and return it to the undersigned.

Very truly yours,

PLANAR SYSTEMS, INC.

By:	/s/ Gerald Perkel
Gerald Perkel
President and Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Scott Hildebrandt
Scott Hildebrandt

Date: November 22, 2005

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